CARRIAGE SERVICES ANNOUNCES FIRST QUARTER 2019 RESULTS AND REAFFIRMS 2019 ROLLING FOUR QUARTER OUTLOOK
HOUSTON – May 1, 2019 – Carriage Services, Inc. (NYSE: CSV) today announced results for the first quarter ended March 31, 2019, shown below:
Three Months Ended March 31, 2019 compared to Three Months Ended March 31, 2018
• Total Revenue of $69.1 million, a decrease of 5.9%;
• Net Income of $6.5 million, a decrease of 30.3%;
• GAAP Diluted Earnings Per Share of $0.36, a decrease of 30.8%;

• Total Field EBITDA of $28.3 million, a decrease of 9.3%;
• Total Field EBITDA Margin down 160 basis points to 41.0%;
• Adjusted Consolidated EBITDA of $20.8 million, a decrease of 7.1%;
• Adjusted Consolidated EBITDA Margin down 40 basis points to 30.2%;
• Adjusted Net Income of $6.9 million, a decrease of 34.8%;
• Adjusted Diluted Earnings Per Share of $0.38, a decrease of 35.6%; and
• Adjusted Free Cash Flow of $9.6 million, a decrease of 28.2%.
Mel Payne, Chief Executive Officer, stated, “We got off to a good start with our performance relative to our annual theme of CARRIAGE SERVICES 2019: Back To The Future - A NEW BEGINNING - PART II!
While facing difficult comparisons because of the severe flu season and corresponding spike in the death rate during the first quarter of 2018, we have experienced broadly positive lift in both our funeral and cemetery portfolios from the recent operational leadership changes and reboot of our Standards Operating Model. Overhead and non-cash stock compensation costs have also declined as anticipated from the previously announced leadership changes, cancellation of performance awards and overall cost management.
My recent 2018 Shareholder Letter provided the most transparent and comprehensive “under the public company covers” communications with our Field and Houston Support Center Leadership in the almost 28 year history of our company. While there is still much work to do on our High Performance and Value Creation Trends Restoration Program, we have moved into the execution phase focused on the unique challenges and opportunities of each business related to the specific competitive dynamics of each market.
Speaking on behalf of all our leadership as well as our Board of Directors, we have also moved from being optimistic about the future of Carriage because of the transformative changes since October 1, 2018 to being completely confident in our success in 2019 and thereafter. We are therefore reaffirming our Rolling Four Quarter Outlook for the period ending March 31, 2020”, concluded Mr. Payne.

HIGH PERFORMANCE HEROES
The following are High Performance Hero Managing Partners leading us during the first quarter on our Good To Great Journey that never ends:

David Keller	Lane Funeral Home-Coulter Chapel; Chattanooga, TN
Ben Friberg	Heritage Funeral Home and Crematory; Ft. Oglethorpe, GA
Joe Waterwash	Baird-Case Jordan-Fannin Fnl Home & Cremation Center; Ft. Lauderdale, FL
Liz Coffelt	Becker-Ritter Funeral Home; Brookfield, WI
Robert Green	Schooler-Armstrong Funeral Home & Chapel; Amarillo, TX
Raymond Lucero	Berardinelli Family Funeral Service; Santa Fe, NM
Ken Summers	P.L. Fry & Son Funeral Home; Manteca, CA
Kristi AhYou	Franklin & Downs Funeral Homes; Modesto, CA
Steve Mora	Conejo Mountain Memorial Park; Camarillo, CA
TRUST FUND PERFORMANCE
Shown below are consolidated performance metrics for the combined trust fund portfolios (preneed funeral, preneed cemetery and cemetery perpetual care) at key dates.

Investment Performance
	Investment Performance(1)		Index Performance
	Discretionary	Total Trust	S&P 500 Stock Index	High Yield Index	70/30 index Benchmark(2)

3 months ended 3/31/19	11.0%	10.0%	13.6%	7.3%	9.2%
1 year ended 12/31/18	(8.3%)	(7.4%)	(4.2%)	(2.1%)	(2.7%)
2 years ended 12/31/18	3.6%	4.0%	16.5%	5.3%	8.6%
3 years ended 12/31/18	24.0%	23.0%	30.4%	23.3%	25.4%
4 years ended 12/31/18	20.2%	19.7%	32.2%	17.8%	22.1%
5 years ended 12/31/18	30.3%	29.2%	50.3%	20.7%	29.5%

(1) Investment performance includes realized income and unrealized appreciation (depreciation).
(2) The 70/30 Benchmark is 70% weighted to the High Yield Index and 30% weighted to the S&P 500 Stock Index.

Asset Allocation as of March 31, 2019 (in thousands)
	Discretionary Trust Funds		Total Trust Funds
Asset Class	MV	%	MV	%
Equities	$73,004	39%	$75,575	34%
Fixed Income	95,291	51%	107,975	48%
Cash	17,760	9%	38,646	17%
Other/Insurance	2,797	1%	2,981	1%
Total Portfolios	$188,852	100%	$225,177	100%
The first quarter return for our Discretionary Preneed Funeral and Cemetery Trusts was 11% and primarily tracked the performance of the overall market. We currently anticipate the portfolio to maintain an equal weighting between equity and fixed income securities throughout the rest of the year.

ADJUSTED FREE CASH FLOW
We produced Adjusted Free Cash Flow from operations for the three months ended March 31, 2019 of $9.6 million compared to Adjusted Free Cash Flow from operations of $13.4 million for the corresponding period in 2018. A reconciliation of Cash Flow Provided by Operations to Adjusted Free Cash Flow for the three months ended March 31, 2018 and 2019 is as follows (in thousands):

	For the Three Months Ended March 31,

	2018	2019
Cash flow provided by operations	$14,883	$10,994
Cash used for maintenance capital expenditures	(1,446)	(1,693)
Free Cash Flow	$13,437	$9,301

Plus: Incremental Special Items:
Severance and Retirement Costs	—	217
Litigation Reserve	—	125
Adjusted Free Cash Flow	$13,437	$9,643
ROLLING FOUR QUARTER OUTLOOK
The Rolling Four Quarter Outlook (“Outlook”) reflects management’s opinion on the performance of the portfolio of existing businesses, including performance of existing trusts, and excludes size and timing of acquisitions for the Rolling Four Quarter Outlook period ending March 31, 2020 unless we have a signed Letter of Intent and high likelihood of a closing within 90 days. This Outlook is not intended to be management estimates or forecasts of our future performance, as we believe precise estimates will be precisely wrong all the time. Rather our intent and goal is to reflect a “Roughly Right Range” most of the time of future Outlook performance as we execute our Standards Operating, Strategic Acquisition and 4E Leadership Models over time.
Factors affecting our analysis include, among others, funeral contract volumes, average revenue per funeral service, cemetery interment volumes, preneed cemetery sales, capital expenditures, execution of our funeral and our cemetery Standards Operating Model. Adjusted Net Income and Adjusted Diluted Earnings Per Share have been adjusted for accretion on our convertible notes.
The Outlook on Adjusted Diluted Earnings Per Share does not include any changes to our fully diluted share count that could occur related to additional share repurchases or a stock price increase and EPS dilution calculations related to our convertible notes and outstanding and exercisable stock options.

Range (in millions, except per share amounts)
Revenues	$270 - $274
Consolidated EBITDA	$77 - $79
Adjusted Net Income	$24 - $26
Adjusted Diluted Earnings Per Share	$1.34 - $1.44
Free Cash Flow	$37 - $40
CONFERENCE CALL AND INVESTOR RELATIONS CONTACT
Carriage Services has scheduled a conference call for tomorrow, May 2, 2019 at 9:30 a.m. central time. To participate in the call, please dial 866-516-3867 (ID-8697549) and ask for the Carriage Services conference call. A replay of the conference call will be available through May 7, 2019 and may be accessed by dialing 855-859-2056 (ID-8697549). The conference call will also be available at www.carriageservices.com. For any investor relations questions, please contact Viki Blinderman at 713-332-8568 or Ben Brink at 713-332-8441 or email InvestorRelations@carriageservices.com.

CARRIAGE SERVICES, INC.
OPERATING AND FINANCIAL TREND REPORT
(IN THOUSANDS - EXCEPT PER SHARE AMOUNTS)

	Three Months Ended March 31,
	2018	2019	% Change

Same Store Contracts
Atneed Contracts	7,294	6,967	(4.5%)
Preneed Contracts	1,708	1,523	(10.8%)
Total Same Store Funeral Contracts	9,002	8,490	(5.7%)
Acquisition Contracts
Atneed Contracts	1,017	1,234	21.3%
Preneed Contracts	93	157	68.8%
Total Acquisition Funeral Contracts	1,110	1,391	25.3%
Total Funeral Contracts	10,112	9,881	(2.3%)

Funeral Operating Revenue
Same Store Revenue	$49,120	$45,502	(7.4%)
Acquisition Revenue	7,162	8,440	17.8%
Total Funeral Operating Revenue	$56,282	$53,942	(4.2%)

Cemetery Operating Revenue
Same Store Revenue	$11,251	$11,289	0.3%
Acquisition Revenue	—	—	—%
Total Cemetery Operating Revenue	$11,251	$11,289	0.3%

Financial Revenue
Preneed Funeral Commission Income	$260	$359	38.1%
Preneed Funeral Trust Earnings	2,052	1,862	(9.3%)
Cemetery Trust Earnings	1,552	1,251	(19.4%)
Preneed Cemetery Finance Charges	379	378	(0.3%)
Total Financial Revenue	$4,243	$3,850	(9.3%)

Total Divested Revenue	$1,611	$—

Total Revenue	$73,387	$69,081	(5.9%)

Field EBITDA
Same Store Funeral EBITDA	$20,323	$17,968	(11.6%)
Same Store Funeral EBITDA Margin	41.4%	39.5%	(190 bp)
Acquisition Funeral EBITDA	2,725	3,245	19.1%
Acquisition Funeral EBITDA Margin	38.0%	38.4%	40 bp
Total Funeral EBITDA	$23,048	$21,213	(8.0%)
Total Funeral EBITDA Margin	41.0%	39.3%	(170 bp)

Same Store Cemetery EBITDA	$3,863	$3,661	(5.2%)
Same Store Cemetery EBITDA Margin	34.3%	32.4%	(190 bp)
Acquisition Cemetery EBITDA	—	—	—%
Acquisition Cemetery EBITDA Margin	—%	—%	— bp
Total Cemetery EBITDA	$3,863	$3,661	(5.2%)
Total Cemetery EBITDA Margin	34.3%	32.4%	(190 bp)

Funeral Financial EBITDA	$2,047	$1,954	(4.5%)
Cemetery Financial EBITDA	1,790	1,495	(16.5%)
Total Financial EBITDA	$3,837	$3,449	(10.1%)
Total Financial EBITDA Margin	90.4%	89.6%	(80 bp)

Total Divested EBITDA	$494	$—
Total Divested EBITDA Margin	30.7%	—%

Total Field EBITDA	$31,242	$28,323	(9.3%)
Total Field EBITDA Margin	42.6%	41.0%	(160 bp)

OPERATING AND FINANCIAL TREND REPORT
(IN THOUSANDS - EXCEPT PER SHARE AMOUNTS)

	Three Months Ended December 31,
	2018	2019	% Change

Overhead
Total Variable Overhead	$2,560	$1,938	(24.3%)
Total Regional Fixed Overhead	1,077	1,001	(7.1%)
Total Corporate Fixed Overhead	5,162	4,877	(5.5%)
Total Overhead	$8,799	$7,816	(11.2%)
Overhead as a percentage of Revenue	12.0%	11.3%	(70 bp)

Consolidated EBITDA	$22,443	$20,507	(8.6%)
Consolidated EBITDA Margin	30.6%	29.7%	(90 bp)

Other Expenses and Interest
Depreciation & Amortization	$4,216	$4,323	2.5%
Non-Cash Stock Compensation	1,100	585	(46.8%)
Interest Expense	3,735	6,328	69.4%
Accretion of Discount on Convertible Subordinated Notes	1,160	57	(95.1%)
Other, Net	(2)	13
Pre-Tax Income	$12,234	$9,201	(24.8%)
Provision for Income Taxes	3,365	2,577
Tax Adjustment Related to Certain Discrete Items	(487)	99
Net Tax Provision	2,878	2,676
GAAP Net Income	$9,356	$6,525	(30.3%)

Special Items, Net of Tax, except for **
Severance and Retirement Costs	$—	$171
Accretion of Discount on Convertible Subordinated Notes **	1,160	57
Litigation Reserve	—	99

Adjusted Net Income	$10,516	$6,852	(34.8%)
Adjusted Net Profit Margin	14.3%	9.9%	(440 bp)

Adjusted Basic Earnings Per Share	$0.65	$0.38	(41.5%)
Adjusted Diluted Earnings Per Share	$0.59	$0.38	(35.6%)

GAAP Basic Earnings Per Share	$0.58	$0.36	(37.9%)
GAAP Diluted Earnings Per Share	$0.52	$0.36	(30.8%)

Weighted Average Basic Shares Outstanding	16,094	18,057
Weighted Average Diluted Shares Outstanding	17,700	18,097

Reconciliation to Adjusted Consolidated EBITDA
Consolidated EBITDA	$22,443	$20,507	(8.6%)
Severance and Retirement Costs	—	217
Litigation Reserve	—	125
Adjusted Consolidated EBITDA	$22,443	$20,849	(7.1%)
Adjusted Consolidated EBITDA Margin	30.6%	30.2%	(40 bp)

CARRIAGE SERVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

		(unaudited)
	December 31, 2018	March 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$644	$674
Accounts receivable, net	18,897	17,732
Inventories	6,751	6,815
Prepaid and other current assets	3,011	2,063
Total current assets	29,303	27,284
Preneed cemetery trust investments	62,432	67,742
Preneed funeral trust investments	82,074	87,013
Preneed receivables, net	18,441	18,610
Receivables from preneed trusts	17,073	17,058
Property, plant and equipment, net	260,838	259,594
Cemetery property, net	74,958	75,156
Goodwill	303,887	303,887
Intangible and other non-current assets, net	24,425	24,311
Operating lease right-of-use assets	—	15,887
Cemetery perpetual care trust investments	44,071	47,970
Total assets	$917,502	$944,512
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$2,015	$2,083
Current portion of finance lease obligations	312	299
Current portion of operating lease obligations	—	2,653
Accounts payable	9,987	7,093
Accrued and other liabilities	22,644	21,352
Total current liabilities	34,958	33,480
Long-term debt, net of current portion	6,925	6,470
Credit facility	26,145	20,099
Convertible subordinated notes due 2021	5,732	5,796
Senior notes due 2026	319,108	319,261
Obligations under finance leases, net of current portion	6,143	6,073
Obligations under operating leases, net of current portion	—	13,990
Deferred preneed cemetery revenue	45,997	46,151
Deferred preneed funeral revenue	28,606	28,569
Deferred tax liability	31,263	32,254
Other long-term liabilities	3,133	1,771
Deferred preneed cemetery receipts held in trust	62,432	67,742
Deferred preneed funeral receipts held in trust	82,074	87,013
Care trusts’ corpus	43,494	47,734
Total liabilities	696,010	716,403
Commitments and contingencies:
Stockholders’ equity:
Common stock	257	258
Additional paid-in capital	243,849	243,940
Retained earnings	71,680	78,205
Treasury stock	(94,294)	(94,294)
Total stockholders’ equity	221,492	228,109
Total liabilities and stockholders’ equity	$917,502	$944,512

CARRIAGE SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	(unaudited)
	Three Months Ended March 31,
	2018	2019
Revenues:
Service revenue	$38,685	$36,652
Property and merchandise revenue	30,184	28,579
Other revenue	4,518	3,850
	73,387	69,081
Field costs and expenses:
Cost of service	18,617	18,097
Cost of merchandise	23,123	22,261
Cemetery property amortization	908	849
Field depreciation expense	2,865	3,085
Regional and unallocated funeral and cemetery costs	3,281	2,789
Other expenses	405	400
	49,199	47,481
Gross profit	24,188	21,600
Corporate costs and expenses:
General, administrative and other	6,618	5,612
Home office depreciation and amortization	443	389
	7,061	6,001
Operating income	17,127	15,599
Interest expense	(3,735)	(6,328)
Accretion of discount on convertible subordinated notes	(1,160)	(57)
Other, net	2	(13)
Income before income taxes	12,234	9,201
Provision for income taxes	(3,365)	(2,577)
Tax adjustment related to certain discrete items	487	(99)
Total provision for income taxes	(2,878)	(2,676)
Net income	$9,356	$6,525

Basic earnings per common share:	$0.58	$0.36
Diluted earnings per common share:	$0.52	$0.36

Dividends declared per common share	$0.075	$0.075

Weighted average number of common and common equivalent shares outstanding:
Basic	16,094	18,057
Diluted	17,700	18,097

CARRIAGE SERVICES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	(unaudited)
	Three Months Ended March 31,
	2018	2019
Cash flows from operating activities:
Net income	$9,356	$6,525
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,216	4,323
Provision for losses on accounts receivable	459	366
Stock-based compensation expense	1,100	585
Deferred income tax expense	207	991
Amortization of deferred financing costs	208	94
Amortization of capitalized commissions on preneed contracts	149	138
Accretion of discount on convertible subordinated notes	1,160	57
Accretion of discount on senior notes	—	120
Net loss on sale and disposal of other assets	19	167
Other	145	294
Changes in operating assets and liabilities that provided (used) cash:
Accounts and preneed receivables	(533)	630
Inventories, prepaid and other current assets	429	736
Intangible and other non-current assets	(85)	(24)
Preneed funeral and cemetery trust investments	3,886	(14,133)
Accounts payable	727	(2,895)
Accrued and other liabilities	(3,154)	(1,586)
Deferred preneed funeral and cemetery revenue	1,346	117
Deferred preneed funeral and cemetery receipts held in trust	(4,752)	14,489
Net cash provided by operating activities	14,883	10,994

Cash flows from investing activities:
Net proceeds from the sale of business and other assets	—	100
Capital expenditures	(2,065)	(3,543)
Net cash used in investing activities	(2,065)	(3,443)

Cash flows from financing activities:
Payments against the term loan	(3,750)	—
Borrowings from the credit facility	3,700	10,100
Payments against the credit facility	(11,500)	(16,200)
Payments on other long-term debt and obligations under finance leases	(428)	(471)
Payments on contingent consideration recorded at acquisition date	(138)	(162)
Proceeds from the exercise of stock options and employee stock purchase plan contributions	626	746
Taxes paid on restricted stock vestings and exercises of non-qualified options	(294)	(174)
Dividends on common stock	(1,207)	(1,360)
Net cash used in financing activities	(12,991)	(7,521)

Net increase (decrease) in cash and cash equivalents	(173)	30
Cash and cash equivalents at beginning of year	952	644
Cash and cash equivalents at end of year	$779	$674

NON-GAAP FINANCIAL MEASURES
This press release uses Non-GAAP financial measures to present the financial performance of the Company. Our non-GAAP reporting provides a transparent framework of our operating and financial performance that reflects the earning power of the Company as an operating and consolidation platform.
Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported operating results or cash flow from operations or any other measure of performance as determined in accordance with GAAP. We believe the Non-GAAP results are useful to investors to compare our results to previous periods, to provide insight into the underlying long-term performance trends in our business and to provide the opportunity to differentiate ourselves as the best consolidation platform in the industry against the performance of other funeral and cemetery companies.
The Company’s GAAP financial statements accompany this release. Reconciliations of the Non-GAAP financial measures to GAAP measures are provided in this press release.
The Non-GAAP financial measures include “Special Items”, “Adjusted Net Income”, “Consolidated EBITDA”, “Adjusted Consolidated EBITDA”, “Adjusted Consolidated EBITDA Margin”, “Adjusted Free Cash Flow”, “Funeral, Cemetery and Financial EBITDA”, “Total Field EBITDA”, “Total Field EBITDA Margin”, “Divested Revenue”, “Divested EBITDA”, “Divested EBITDA Margin”, “Adjusted Basic Earnings Per Share” and “Adjusted Diluted Earnings Per Share” in this press release. These financial measurements are defined as similar GAAP items adjusted for Special Items and are reconciled to GAAP in this press release. In addition, the Company’s presentation of these measures may not be comparable to similarly titled measures in other companies’ reports. The definitions used by the Company for our internal management purposes and in this press release are as follows:

•
Special Items are defined as charges or credits included in our GAAP financial statements that can vary from period to period and are not reflective of costs incurred in the ordinary course of our operations. Special Items are typically taxed at the federal statutory rate, except for the accretion of the discount on Convertible Subordinated Notes, as this is a non-tax deductible item.

•
Adjusted Net Income is defined as net income plus adjustments for Special Items and other expenses or gains that we believe do not directly reflect our core operations and may not be indicative of our normal business operations.

•	Consolidated EBITDA is defined as net income before income taxes, interest expenses, non-cash stock compensation, depreciation and amortization, and interest income and other, net.

•
Adjusted Consolidated EBITDA is defined as Consolidated EBITDA plus adjustments for Special Items and other expenses or gains that we believe do not directly reflect our core operations and may not be indicative of our normal business operations.

•	Adjusted Consolidated EBITDA Margin is defined as Adjusted Consolidated EBITDA as a percentage of revenue.

•	Adjusted Free Cash Flow is defined as net cash provided by operations, adjusted by Special Items as deemed necessary, less cash for maintenance capital expenditures.

•	Funeral Field EBITDA is defined as Funeral Gross Profit, excluding depreciation and amortization, regional and unallocated costs and Financial EBITDA related to the Funeral Home segment.

•	Cemetery Field EBITDA is defined as Cemetery Gross Profit, excluding depreciation and amortization, regional and unallocated costs and Cemetery Financial EBITDA related to the Cemetery segment.

•	Funeral Financial EBITDA is defined as Funeral Financial Revenue less Funeral Financial Expenses.

•	Cemetery Financial EBITDA is defined as Cemetery Financial Revenue less Cemetery Financial Expenses.

•	Total Field EBITDA is defined as Gross Profit, excluding field depreciation, cemetery property amortization and regional and unallocated funeral and cemetery costs.

•	Total Field EBITDA Margin is defined as Total Field EBITDA as a percentage of revenue.

•	Divested Revenue is defined as revenues from three cemetery businesses that we ceased to operate on September 30, 2018, as a result of an expired management agreement.

•
Divested EBITDA is defined as Divested Revenue, less field level and financial expenses related to one funeral home business that was sold in 2017 and three cemetery businesses related to the expired management agreement noted above.

•	Divested EBITDA Margin is defined as Divested EBITDA as a percentage of Divested Revenue.

•	Adjusted Basic Earnings Per Share is defined as GAAP Basic Earnings Per Share, adjusted for Special Items.

•	Adjusted Diluted Earnings Per Share is defined as GAAP Diluted Earnings Per Share, adjusted for Special Items.
Funeral Field EBITDA and Cemetery Field EBITDA
Our operations are reported in two business segments: Funeral Home Operations and Cemetery Operations. Our Field level results highlight trends in volumes, Revenue, Field EBITDA (the individual business’ cash earning power / locally controllable business profit) and Field EBITDA Margin (the individual business’ controllable profit margin).
Funeral Field EBITDA and Cemetery Field EBITDA are defined above. Gross Profit is defined as Revenue less “Field costs and expenses” - a line item encompassing these areas of costs: i) Funeral and cemetery field costs, ii) Field depreciation and amortization expense, and iii) Regional and unallocated funeral and cemetery costs. Funeral and cemetery field costs include cost of service, funeral and cemetery merchandise costs, operating expenses, labor and other related expenses incurred at the business level.
Regional and unallocated funeral and cemetery costs presented in our GAAP statement consist primarily of salaries and benefits of our Regional leadership, incentive compensation opportunity to our Field employees and other related costs for field infrastructure. These costs, while necessary to operate our businesses as currently operated within our unique, decentralized platform, are not controllable operating expenses at the Field level as the composition, structure and function of these costs are determined by Executive leadership in the Houston Support Center. These costs are components of our overall overhead platform presented within Consolidated EBITDA and Adjusted Consolidated EBITDA. We do not openly or indirectly “push down” any of these expenses to the individual business’ field level margins.
We believe that our “Regional and unallocated funeral and cemetery costs” are necessary to support our decentralized, high performance culture operating framework, and as such, are included in Consolidated EBITDA and Adjusted Consolidated EBITDA, which more accurately reflects the cash earning power of the Company as an operating and consolidation platform.

Consolidated EBITDA and Adjusted Consolidated EBITDA
Consolidated EBITDA and Adjusted Consolidated EBITDA are defined above. Our Adjusted Consolidated EBITDA include adjustments for Special Items and other expenses or gains that we believe do not directly reflect our core operations and may not be indicative of our normal business operations.
How These Measures Are Useful
When used in conjunction with GAAP financial measures, our Field EBITDA, Consolidated EBITDA and Adjusted Consolidated EBITDA are supplemental measures of operating performance that we believe are useful measures to facilitate comparisons to our historical consolidated and business level performance and operating results.

We believe our presentation of Adjusted Consolidated EBITDA, key metric used internally by our management, provides investors with a supplemental view of our operating performance that facilitates analysis and comparisons of our ongoing business operations because they exclude items that may not be indicative of our ongoing operating performance.

Limitations of the Usefulness of These Measures
Our Field EBITDA, Consolidated EBITDA and Adjusted Consolidated EBITDA are not necessarily comparable to similarly titled measures used by other companies due to different methods of calculation. Our presentation is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Funeral Field EBITDA and Cemetery Field EBITDA are not consolidated measures of profitability.
Field EBITDA excludes certain costs presented in our GAAP statement that we do not allocate to the individual business’ field level margins, as noted above. A reconciliation of Field EBITDA to Gross Profit, the most directly comparable GAAP measure, is set forth below.
Consolidated EBITDA excludes certain items that we believe do not directly reflect our core operations and may not be indicative of our normal business operations. A reconciliation of Consolidated EBITDA to Net Income, the most directly comparable GAAP measure, is set forth below.
Therefore, these measures may not provide a complete understanding of our performance and should be reviewed in conjunction with our GAAP financial measures.
Reconciliation of Non-GAAP Financial Measures:
This press release includes the use of certain financial measures that are not GAAP measures. The Non-GAAP financial measures are presented for additional information and are reconciled to their most comparable GAAP measures below.
Reconciliation of Net Income to Adjusted Net Income for the three months ended March 31, 2018 and 2019 (in thousands):

	For the Three Months Ended March 31,
	2018	2019
Net Income	$9,356	$6,525
Special Items, Net of Tax, except for **
Severance and Retirement Costs	—	171
Accretion of Discount on Convertible Subordinated Notes **	1,160	57
Litigation Reserve	—	99
Adjusted Net Income	$10,516	$6,852

** Special items are typically taxed at the federal statutory rate, except for the Accretion of the Discount on Convertible Subordinated Notes, as this is a non-tax deductible item.

Reconciliation of Net Income to Consolidated EBITDA and Adjusted Consolidated EBITDA for the three months ended March 31, 2018 and 2019 (in thousands):

	For the Three Months Ended March 31,
	2018	2019
Net Income	$9,356	$6,525
Total Provision for Income Taxes	2,878	2,676
Income Before Income Taxes	12,234	9,201
Interest Expense	3,735	6,328
Accretion of Discount on Convertible Subordinated Notes	1,160	57
Non-Cash Stock Compensation	1,100	585
Depreciation & Amortization	4,216	4,323
Other, Net	(2)	13
Consolidated EBITDA	$22,443	$20,507
Adjusted For:
Severance and Retirement Costs	—	217
Litigation Reserve	—	125
Adjusted Consolidated EBITDA	$22,443	$20,849

Revenue	$73,387	$69,081

Adjusted Consolidated EBITDA Margin	30.6%	30.2%
Reconciliation of Funeral and Cemetery Gross Profit to Field EBITDA for the three months ended March 31, 2018 and 2019 (in thousands):

	For the Three Months Ended March 31,
	2018	2019
Funeral Gross Profit (GAAP)	$19,664	$18,076
Depreciation & Amortization	2,564	2,771
Regional & Unallocated Costs	2,864	2,320
Funeral Financial EBITDA	(2,047)	(1,954)
Funeral Divested EBITDA	3	—
Funeral Field EBITDA	$23,048	$21,213

	For the Three Months Ended March 31,
	2018	2019
Cemetery Gross Profit (GAAP)	$4,524	$3,524
Depreciation & Amortization	1,209	1,163
Regional & Unallocated Costs	417	469
Cemetery Financial EBITDA	(1,790)	(1,495)
Cemetery Divested EBITDA	(497)	—
Cemetery Field EBITDA	$3,863	$3,661

Components of Total Field EBITDA for the three months ended March 31, 2018 and 2019 (in thousands):

	For the Three Months Ended March 31,
	2018	2019
Funeral Field EBITDA	$23,048	$21,213
Cemetery Field EBITDA	3,863	3,661
Funeral Financial EBITDA	2,047	1,954
Cemetery Financial EBITDA	1,790	1,495
Funeral Divested EBITDA	(3)	—
Cemetery Divested EBITDA	497	—
Total Field EBITDA	$31,242	$28,323
Reconciliation of GAAP Basic Earnings Per Share to Adjusted Basic Earnings Per Share for the three months ended March 31, 2018 and 2019:

	For the Three Months Ended March 31,
	2018	2019
GAAP Basic Earnings Per Share	$0.58	$0.36
Special Items	0.07	0.02
Adjusted Basic Earnings Per Share	$0.65	$0.38
Reconciliation of GAAP Diluted Earnings Per Share to Adjusted Diluted Earnings Per Share for the three months ended March 31, 2018 and 2019:

	For the Three Months Ended March 31,
	2018	2019
GAAP Diluted Earnings Per Share	$0.52	$0.36
Special Items	0.07	0.02
Adjusted Diluted Earnings Per Share	$0.59	$0.38
Supplemental Information:
Funeral homes and cemeteries purchased after December 31, 2014 are referred to as “Acquired” in our Trend Report. This classification of acquisitions has been important to management and investors in monitoring the results of these businesses and to gauge the leveraging performance contribution that a selective acquisition program can have on total company performance.
The presentation below highlights the impact of our 2014 Acquired Portfolio that moved from Acquired to Same Store beginning January 1, 2019 (in thousands):

	Three Months Ended March 31, 2018		Twelve Months Ended December 31, 2018
	Revenue	EBITDA	Revenue	EBITDA
2014 Acquired Portfolio	$3,611	$1,565	$12,989	$5,254

Reconciliation of Rolling Four Quarter Outlook:
Earlier in this press release, we present the Rolling Four Quarter Outlook (“Outlook”) which reflects management’s opinion on the performance of the portfolio of existing businesses, including performance of existing trusts, and excludes size and timing of acquisitions for the Rolling Four Quarter Outlook period ending March 31, 2020 unless we have a signed Letter of Intent with a high likelihood of a closing within 90 days. This Outlook is not intended to be management estimates or forecasts of our future performance, as we believe precise estimates will be precisely wrong all the time. The following four reconciliations are presented at the approximate midpoint of the range in this Outlook.
Reconciliation of Net Income to Consolidated EBITDA for the Rolling Four Quarters ending March 31, 2020 (in thousands):

March 31, 2020E
Net Income	$24,800
Total Tax Provision	9,400
Pretax Income	34,200
Net Interest Expense, including Accretion of Discount on Convertible Notes	24,400
Depreciation & Amortization, including Non-cash Stock Compensation	19,600
Consolidated EBITDA	$78,200
Reconciliation of Net Income to Adjusted Net Income for the Rolling Four Quarters ending March 31, 2020 (in thousands):

March 31, 2020E
Net Income	$24,800
Special Items	200
Adjusted Net Income	$25,000
Reconciliation of GAAP Diluted Earnings Per Share to Adjusted Diluted Earnings Per Share for the Rolling Four Quarters ending March 31, 2020:

March 31, 2020E
GAAP Diluted Earnings Per Share	$1.38
Special Items	0.01
Adjusted Diluted Earnings Per Share	$1.39
Reconciliation of Cash Flow Provided by Operations to Free Cash Flow for the Rolling Four Quarters ending March 31, 2020 (in thousands):

March 31, 2020E
Cash flow Provided by Operations	$48,500
Cash used for Maintenance Capital Expenditures	(10,000)
Free Cash Flow	$38,500

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS
Certain statements made herein or elsewhere by, or on behalf of, the Company that are not historical facts are intended to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition to historical information, this Press Release contains certain statements and information that may constitute forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical information, should be deemed to be forward-looking statements. These statements include, but are not limited to, statements regarding any projections of earnings, revenues, asset sales, cash flow, debt levels or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements regarding future economic and market conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing and are based on our current expectations and beliefs concerning future developments and their potential effect on us. The words “may”, “will”, “estimate”, “intend”, “believe”, “expect”, “seek”, “project”, “forecast”, “foresee”, “should”, “would”, “could”, “plan”, “anticipate” and other similar words or expressions are intended to identify forward-looking statements, which are generally not historical in nature. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. All comments concerning our expectations for future revenues and operating results are based on our forecasts for our existing operations and do not include the potential impact of any future acquisitions. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, those summarized below:

•	our ability to find and retain skilled personnel;

•	our ability to execute our growth strategy;

•	the effects of competition;

•	the execution of our Standards Operating, 4E Leadership and Strategic Acquisition Models;

•	changes in the number of deaths in our markets;

•	changes in consumer preferences;

•	our ability to generate preneed sales;

•	the investment performance of our funeral and cemetery trust funds;

•	fluctuations in interest rates;

•	our ability to obtain debt or equity financing on satisfactory terms to fund additional acquisitions, expansion projects, working capital requirements and the repayment or refinancing of indebtedness;

•	the timely and full payment of death benefits related to preneed funeral contracts funded through life insurance contracts;

•	the financial condition of third-party insurance companies that fund our preneed funeral contracts;

•	increased or unanticipated costs, such as insurance or taxes;

•	our level of indebtedness and the cash required to service our indebtedness;

•	changes in federal income tax laws and regulations and the implementation and interpretation of these laws and regulations by the Internal Revenue Service;

•	effects of the application of other applicable laws and regulations, including changes in such regulations or the interpretation thereof;

•	consolidation of the funeral and cemetery industry; and

•	other factors and uncertainties inherent in the funeral and cemetery industry.
For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see “Risk Factors” in our most recent Annual Report on Form 10-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise. A copy of the Company’s Form 10-K, other Carriage Services information and news releases are available at www.carriageservices.com.